Exhibit 15




November 11, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that Phelps Dodge Corporation has incorporated by reference our report dated October 9, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its
Registration Statements and post-effective amendment No. 1 on Form S-3 (Nos. 33-44380, 333-36415) and Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144,
33-19012,  2-67317,  33-34363,  33-34362 and 33-62648). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,




Price Waterhouse LLP
Phoenix, Arizona